Exhibit 10.2

THIS NOTE NOR THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SMART REPAIR PRO

Promissory Note

Original Principal Amount: $_________

Issuance Date: ________

Number: SRP-_

FOR VALUE RECEIVED, SMART REPAIR PRO, a California Corporation (the “Corporation”), hereby promises to pay to the order of ______, or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”), in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) after the sixth month anniversary of the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable. Certain capitalized terms used herein are defined in Section (10). The Issuance Date is the date of the first issuance of this Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

This Note is being issued pursuant to Section 3.3 of the Purchase Agreement, dated March 10, 2025, and as may be, amended and restated, extended, supplemented or otherwise modified in writing from time to time (the “Purchase Agreement”), between the Corporation and the Sellers, as defined therein.

(1) GENERAL TERMS

(a) Maturity Date. On or before the Maturity Date, the Corporation shall have paid to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note, in accordance with the schedule set forth in Section 1(c) below. The “Maturity Date” shall be the sixteenth (16th) month anniversary of the Issuance Date as may be extended with the prior written consent of the Holder.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 9% (“Interest Rate”), commencing as of the sixth month anniversary of the Issuance Date (the “Effective Date”). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c) Monthly Payments. The Corporation shall repay the Principal amount plus all accrued and unpaid Interest in 10 equal monthly installments (collectively, the “Installment Amount”) on the first day of each month following the Effective Date (each, an “Installment Date”). With respect to the payment of any Installment Amount by the Corporation hereunder, the Corporation may, at its own option, repay each Installment Amount in cash on or before the Installment Date.

(d) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(e) Prepayment. The Corporation may prepay at any time and from time to time, in whole or in part, the outstanding Principal balance and accrued Interest on the principal amount being prepaid to the date of repayment.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the Corporation’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or any other Transaction Document within (20) days following the Installment Date (such period, a “Cure Period”);

(ii) The Corporation or any Subsidiary of the Company shall commence, or there shall be commenced against the Corporation or any Subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Corporation or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or any Subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Corporation or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Corporation or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Corporation or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Corporation or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Corporation or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Corporation or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Corporation or any Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Corporation or any Subsidiary of the Company shall default beyond applicable grace and cure periods in any of its obligations under any other debenture or any, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Corporation or any Subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable;

(iv) Any representation or warranty made or deemed to be made by the Corporation in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(v) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Corporation purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

(vi) the Corporation uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(vii) The Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through Section (2)(a)(vi) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed therein, or if no time is prescribed, withing ten (10) Business Days.

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing, (other than an event with respect to the Corporation described in Section (2)(a)(ii)), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (4), immediately due and payable in cash; provided that, in the case of any event with respect to the Corporation described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Corporation. In addition to the forgoing, if any Event of Default has occurred and is continuing, then the Warrant held by the Holder shall become exercisable, subject to the terms described in the Warrant, and the number of ordinary shares underlying each Warrant shall be re-adjusted to reflect the outstanding amount of the Principal and Interest as of the date of the Event of Default, in accordance with the mechanism described in the form of the Warrant. If the Warrant becomes exercisable, then this Note shall be voided, and any amounts payable by the Corporation to the Holder shall be replaced in whole by the Warrant. For the avoidance of doubt, the payment of the exercise price of the Warrant may be offset by Holder and subject to Holder’s sole discretion, against any amounts owed by the Corporation under the Note. The Holder need not provide and the Corporation hereby waives any additional presentment, demand, protest or other notice of any kind, (other than required notice of conversion and notices required pursuant to this Note) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. For the purposes hereof, an Event of Default relating to default in payment is “continuing” if it has not been waived, and an Event of Default relating to circumstances other than a default in payment is “continuing” if it has not been remedied or waived.

(3) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (3)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section (3)(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Corporation shall execute and deliver to the Holder a new Note (in accordance with Section (3)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for a new Note or Notes (in accordance with Section (3)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Corporation is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(4) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail.

(5) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Corporation, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Corporation. As long as this Note is outstanding, the Corporation shall not and shall cause their subsidiaries not to, without the consent of the Holder, amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.

(6) CHOICE OF LAW. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of Israel (the “Governing Jurisdiction”). Any and all disputes arising out of or in connection with the execution, interpretation, performance, or non-performance of this Agreement, that are not resolved amicably and in good faith by the Parties, shall be resolved by the competent courts in Tel-Aviv, Israel.

(7) If the Corporation fails to strictly comply with the terms of this Note, then the Corporation shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(8) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(9) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Corporation covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Corporation (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(10) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(b) “Commission” means the Securities and Exchange Commission.

(c) “Other Notes” means any other notes issued pursuant to the Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(d) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(e) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(f) “Subsidiary” shall mean any Person in which the Corporation, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

(g) “Transaction Document” means, each of, the Other Note, the Purchase Agreement, and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(h) “Warrant” means the Warrant issued by Jeffs’ Brands Ltd to the Sellers pursuant to the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

CORPORATION:

SMART REPAIR PRO

By:
Name:
Title: